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                                                                                                                    Exhibit 99.1

                                                      PUMA GLOBAL TRUST NO. 1
                             AGGREGATE TOTALS FOR THE PERIOD FROM SEPTEMBER 27, 2001 TO MARCH 31, 2002



NOTE INFORMATION
----------------
                                                                    Class A Notes         Class B Notes          Total US$ Notes
                                                                 ------------------------------------------------------------------
Original Principal Balance of each class
of Note at the time of their issue                               US$ 1,158,000,000.00    US$ 42,000,000.00     US$ 1,200,000,000.00

Amount applied towards payment of principal
on each class of Note during the period from
September 27, 2001 to March 20, 2002                                   US$0.00               US$0.00                 US$0.00

Principal Balance of each class of Note at
March 20, 2002                                                   US$ 1,158,000,000.00    US$ 42,000,000.00     US$ 1,200,000,000.00

Note Factor at March 20, 2002                                        1.000000000           1.000000000

Amount to be applied towards payment of interest
on each class of Note during the period from
September 27, 2001 to March 20, 2002                              US$ 13,802,553.26       US$ 555,420.74        US$ 14,357,974.00


A$ REDRAW NOTES, A$ SUBORDINATED NOTES AND FURTHER ADVANCES
-----------------------------------------------------------
As at March 20, 2002 no A$ Redraw Notes or A$ Subordinated Notes have been issued and no Further Advances (not being subordinated further advances) had been made


REDRAW FACILITY
---------------
Redraw Facility Principal at the opening of business on
September 27, 2001                                                                             A$ 0.00

Redraw Facility advances made during the period from
September 27, 2001 to March 20, 2002                                                        A$ 250,000.00

Redraw Facility Principal repaid during the period from
September 27, 2001 to March 20, 2002                                                           A$ 0.00

Redraw Facility Principal at the close of business
on March 20, 2002                                                                           A$ 250,000.00

Interest paid on Redraw Facility Principal during the period
from September 27, 2001 to March 20, 2002                                                    A$ 4,686.99


PRINCIPAL CASH BALANCE IN AUD
-----------------------------
Principal Cash Balance at the opening of business on
September 27, 2001                                                                             A$ 0.00

Amounts allocated to Principal Cash Balance during the
period from September 27, 2001 to March 20, 2002                                           A$ 11,718,750.00

Amount of Principal Cash Balance allocated to collections
during the period from September 27, 2001 to March 20, 2002                                    A$ 0.00

Principal Cash Balance at March 20, 2002                                                   A$ 11,718,750.00




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INCOME RESERVE IN AUD
---------------------
Income Reserve at the opening of business on September 27, 2001                                 A$ 0

Amounts allocated to Income Reserve during the period
from September 27, 2001 to March 20, 2002                                                       A$ 0

Amount of Income Reserve allocated to collections during the
period from September 27, 2001 to March 20, 2002                                                A$ 0

Income Reserve at March 20, 2002                                                                A$ 0


COLLECTION INFORMATION IN AUD
-----------------------------
Collections (1) received by the Trustee during the period from
September 27, 2001 to March 19, 2002                                                        A$ 79,585,155

Less : Principal Cash Balance at March 20, 2002                                             A$ 11,718,750

Less : Income Reserve at March 20, 2002                                                         A$ 0
                                                                                    ------------------------------
Collections (other than Principal Cash Balance and Income Reserve)
received during the period from September 27, 2001 to March 19, 2002                        A$ 67,866,405

Less : Collections to be applied towards repayment of Redraw Facility
Principal during the period from September 27, 2001 to March 20, 2002                           A$ 0

Less : Collections to be applied towards payment of Expenses of the
Trust during the period from September 27, 2001 to March 20, 2002                           A$ 67,866,405
                                                                                    ------------------------------
Collections applied towards repayment of US$ Notes during the period
from September 27, 2001 to March 20, 2002                                                       A$ 0
                                                                                    ------------------------------

Principal Collections (net of redraws) received by the Trustee during
the period from September 27, 2001 to March 19, 2002                                        A$ 286,390,406

Less : Principal Collections applied by the Trustee towards the acquisition of substitute housing loans during the period from
September 27, 2001 to March 20, 2002                                                        A$ 286,390,406

Less : Principal Collections applied towards repayment of Redraw
Facility Principal during the period from September 27, 2001 to March 20, 2002                  A$ 0
                                                                                    ------------------------------
Principal Collections applied towards repayment of US$ Notes during the
period from September 27, 2001 to March 20, 2002                                                A$ 0
                                                                                    ------------------------------

(1) The Collections figure shown is net of amounts applied or to be applied towards the acquisition of substitute housing loans and the funding of Redraws



MORTGAGE INSURANCE CLAIMS INFORMATION
-------------------------------------
Details provided are in respect of the period from September 27, 2001 to the opening of business on March 1, 2002

Amount of mortgage insurance claims made:                  A$0.00

Amount of mortgage insurance claims paid:                  A$0.00

Amount of mortgage insurance claims pending:               A$0.00

Amount of mortgage insurance claims denied:                A$0.00

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